Exhibit 99.1

Presto Automation Announces Pricing of $2.1M Registered Direct Offering

Feb 29, 2024

San Carlos, California, Feb. 29, 2024 (GLOBE NEWSWIRE) – Presto Automation Inc. (“Presto” or the “Company”) (NASDAQ: PRST), one of the largest AI and automation technology providers to the restaurant industry,, announced today that it has entered into a securities purchase agreement with institutional investors, providing for the purchase and sale of 8,533,000 shares of common stock in a registered direct offering, at a price per share of $0.25. The offering is expected to close on or about March 4, 2024, subject to the satisfaction of customary closing conditions.

Chardan Capital Markets LLC and Spartan Capital Securities, LLC are acting as the placement agents (the “Placement Agents”) for the offering.

The gross proceeds to Presto from this offering are expected to be approximately $2.1 million, before deducting the Placement Agents’ fees and other offering expenses payable by Presto. Presto intends to use the net proceeds from this offering for working capital and general corporate purposes.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-275112) (including a base prospectus) previously filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2023 and declared effective by the SEC on October 30, 2023. A prospectus supplement and the accompanying base prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the prospectus supplement and the accompanying base prospectus relating to the offering may also be obtained by contacting Chardan Capital Markets, LLC, Attn: Capital Markets, 17 State Street, Suite 2100, New York, New York 10004, by email at prospectus@chardan.com and Spartan Capital Securities, LLC, 45 Broadway, New York, NY 10006, at (212) 293-0123.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Presto Automation

Presto (Nasdaq: PRST) provides enterprise-grade AI and automation solutions to the restaurant industry. Presto’s solutions are designed to decrease labor costs, improve staff productivity, increase revenue, and enhance the guest experience. Presto offers its AI solution, Presto Voice™, to quick service restaurants (QSR) and its pay-at-table tablet solution, Presto Touch, to casual dining chains. Some of the most recognized restaurant names in the United States are among Presto’s customers, including Carl’s Jr., Hardee’s, and Checkers for Presto Voice™.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding including statements about the closing of the offering, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “initiatives,” “continue,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. In addition, the Company cautions you that the forward-looking statements contained in this press release are subject to risks and uncertainties, including but not limited to, the Company’s ability to secure additional capital resources, the Company’s ability to compete successfully to maintain the relationship with Checkers, the Company’s ability to continue to roll out its AI technology with current franchisees, the Company’s ability to engage with new customers for its AI technology, including: the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all and such other factors and those additional risks and uncertainties discussed under the heading “Risk Factors” in the Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 11, 2023 and the other documents filed, or to be filed, by the Company with the SEC. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that the Company has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Source: Presto Automation Inc.

Investor and Media Contacts: investors@presto.com